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                                                                   Exhibit 10.36


                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT, dated as of September 10, 1996 (this "Agreement"), is made by and among Steel Dynamics Holdings, Inc., an Indiana corporation (the "Company"), Sumitomo Corporation of America, a corporation incorporated under the laws of the State of New York ("SCOA"), and Sumitomo Corporation, a corporation incorporated under the laws of Japan ("SC," and together with SCOA, the "Purchasers").

      Except as otherwise indicated, capitalized terms used herein are defined in Section 10 hereof. All referenced or attached Schedules and Exhibits are deemed incorporated herein by reference.

      The parties hereby agree as follows:

      1. Purchase and Sale of Stock. Subject to the terms of this Agreement, and, to the conditions set forth in Section 2, the Company will sell and issue to (i) SC twenty-seven thousand four hundred and fifty-seven (27,457) shares of the Company's authorized but unissued voting Common Stock, at a price of Two Hundred Ninety-five and no/100 Dollars ($295.00) per share (the "Per Share Purchase Price"), for a total consideration of Eight Million One Hundred Thousand and no/100 Dollars ($8,100,000.00) and (ii) SCOA eighteen thousand three hundred and six (18,306) shares of the Company's authorized but unissued voting Common Stock, at the Per Share Purchase Price for a total consideration of Five Million Four Hundred Thousand and no/100 Dollars ($5,400,000.00). The voting Common Stock that Purchasers are to purchase hereunder is the same class currently described as "Class A Common Stock," but such designation may be eliminated in favor of a single class of voting Common Stock. For purposes of this Section 1 and elsewhere in the Agreement, the Company's Class A Common Stock to be purchased hereunder shall be referred to as the "SDI Stock."

      2. Conditions of Purchasers' Obligations at Closing. Purchasers' obligations at the Closing to deliver to the Company the consideration for the SDI Stock to be sold to Purchasers at such time shall be subject, as of the Closing, to the satisfaction of the following conditions:

            2.1 Stockholder Approvals and Consents. All requisite Stockholder votes, approvals, and consents prescribed by the Stockholders Agreement, including but not limited to the approval of not less than seventy percent (70%) of the Company's existing stockholders, excluding Purchasers, and including waivers by existing stockholders and Warrant Holders, with respect to such SDI Stock, of their limited preemptive rights thereunder, shall have been secured.

            2.2 Lender Approvals. All requisite approvals, waivers, or consents with respect to Purchasers' purchase of the SDI Stock, including (but not limited to) waiver of any mandatory prepayment requirements, shall have been secured from the Company's senior and/or subordinated Lenders.
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            2.3 Stockholders Agreement. The Company, the Purchasers, the Bain
      Group, GECC, the Whitney Group, Heavy Metal, Keylock, Mazelina, Low Cost, Preussag, the Subdebt Group, and the Management Group, as those persons are identified and described in that certain Stockholders Agreement dated June 30, 1994, as previously amended (the "Stockholders Agreement") and attached hereto as Exhibit 2.3A, Exhibit 2.3B and Exhibit 2.3C, shall have entered into an agreement, in substantially the form and substance set forth in Exhibit 2.3D attached hereto (the "S/H Amendment No. 3"), adding Purchasers as parties thereto, but without giving Purchasers the right to designate a representative to the Company's Board of Directors, and the S/H Amendment No. 3 shall not have been rescinded or materially amended or modified.

            2.4 Registration Agreement. The Company, the Purchasers, the Bain Stockholders, GECC, Heavy Metal, the Keylock Stockholders, the Whitney Stockholders, Preussag, the Management Stockholders, and the Warrant Holders, as those persons are identified and described in that certain Registration Agreement dated June 30, 1994, as previously amended (the "Registration Agreement") and attached hereto as Exhibit 2.4A, Exhibit 2.4B, and Exhibit 2.4C, shall have entered into an agreement, in substantially the form and substance set forth in Exhibit 2.4D attached hereto (the "Registration Amendment No. 3"), adding Purchasers as parties thereto, and, inter alia, with respect to the SDI Stock sold to Purchasers hereunder, certain rights, as limited therein, which shall not become effective until six (6) months after the Closing.

            2.5 Representations and Warranties; Covenants. The representations and warranties of the Company contained in Section 5 hereof shall continue to be true and correct in all material respects at and as of the Closing, as though then made again, except to the extent of changes caused by the transactions expressly contemplated herein.

            2.6 Securities Law Compliance. The Company shall have made any necessary filings and/or given all necessary notices under applicable federal and state securities laws, if required in connection with the particular exemptions from the registration requirements upon which the Company is relying, in order to consummate the issuance and sale of the SDI Stock at the Closing as an exempt private placement.

            2.7 No Litigation, Proceedings. There shall be no action, suit, or proceeding threatened, instituted or pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction (other than those set forth on the Litigation Schedule attached hereto as Schedule 5.8) wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (a) prevent or enjoin the consummation of purchase of SDI Stock contemplated by this Agreement, (b) cause the purchase of the SDI Stock to be rescinded following consummation, or (c) affect adversely the right of the Company to own, operate, or control its business or assets (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect).


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            2.8 Governmental Filings, Consents and Approvals. All federal, state and local governmental filings, consents and approvals, if any, necessary for the consummation of the Closing shall have been made or obtained.

            2.9 Opinion of the Company's Counsel. The Purchasers shall have received from counsel for the Company an opinion substantially in the form set forth on Exhibit 2.9 attached hereto, which shall be addressed to the Purchasers and dated the date of the Closing.

            2.10 Closing Documents. The Company shall have delivered to the Purchasers all of the following documents:

                  (a) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Sections 2.1 through 2.8, inclusive, have been fully satisfied;

                  (b) certified copies of (i) the resolutions duly adopted by the board of directors of the Company, authorizing the execution, delivery and performance of this Agreement, the Registration Amendment No. 3, and the S/H Amendment No. 3, and each of the other agreements contemplated hereby at or prior to the Closing, and the issuance and sale of the SDI Stock contemplated by Section 1.1;

                  (c) certified copies of the Articles of Incorporation and the
            By-Laws of the Company and a copy of the Articles of Incorporation of IDI;

                  (d) a certificate as to the incumbency of the officers of the
            Company executing this Agreement and the other agreements contemplated hereby on behalf of the Company;

                  (e) copies of all third party and/or governmental consents, approvals, waivers, and filings, if any, required in connection with the consummation of the transactions hereunder to the extent required to be obtained or filed prior to the Closing; and

                  (f) one or more stock certificates duly issued to Purchasers for the number of shares of SDI Stock.

            2.11 Proceedings. All corporate and other proceedings taken or required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Purchasers.


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            2.12  Additional Agreements.

                  (a) If and when legally constituted as a subsidiary of the
            Company (and if prior to Closing), subject to the understanding of the parties described in Section 7, IDI and SCOA shall have entered into the Sale of Excess Product Agreement, to be effective only if and when the project known as "Iron Dynamics" ("IDI") is fully funded, built, and commences operations, in substantially the form and substance set forth in Exhibit 2.12(a) attached hereto. If, on or prior to the Closing (unless extended by mutual agreement of the parties), IDI has not been legally constituted as a subsidiary of the Company, with all necessary Lender approvals as to the form, nature, and substance of the proposed IDI Project, the Sale of Excess Product Agreement shall no longer be deemed a condition of the Closing, nor the basis for any claim by Purchasers for recision of their purchase of stock hereunder, for specific performance, or for damages. The parties in their discretion, however, may still wish to enter into such Agreement after the closing.

                  (b) The Company and SCOA shall have entered into the "Second
            Look" Export Distribution Agreement, in substantially the form and substance set forth in Exhibit 2.12(b) attached hereto.

                  (c) If and when legally constituted as a subsidiary of the
            Company (and if prior to Closing), subject to the understanding of the parties described in Section 7, IDI, SDI and Purchasers shall have entered into separate License Agreements, to be effective only if and when IDI is fully funded, built, and commences operations, substantially covering the terms and conditions described in Paragraph 7(c) of the Letter of Intent dated July 19-22, 1996, between the Company and Purchasers, which terms, for reference purposes, are deemed incorporated herein and are binding and enforceable; provided, however, that with respect to the License Agreement described in Paragraph 7(c) of such Letter of Intent, the parties agree that (i) the definitions of Product and Process set forth in Section 10 of this Agreement shall control, (ii) IDI and Purchasers shall enter into a separate License Agreement with respect to that part of the Process involving the production of DRI, and (iii) SDI and Purchasers shall enter into a separate License Agreement with respect to that part of the Process involving the melting and processing of DRI into liquid pig iron. If, on or prior to the Closing (unless extended by mutual agreement of the parties), IDI has not been legally constituted as a subsidiary of the Company, with all necessary Lender approvals as to the form, nature, and substance of the proposed IDI Project, the License Agreements shall no longer be deemed a condition of the Closing, nor the basis for any claim by Purchasers for recission of their purchase of stock hereunder, for specific performance, or for damages. The parties in their sole discretion, however, may still wish to enter into such Agreement after the closing.


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                  (d) If and when legally constituted as a subsidiary of the
            Company (and if prior to Closing), subject to the understanding of the parties described in Section 7, IDI and SCOA shall have executed a Stipulation and Agreement Regarding Raw Materials and Supplies and Equipment and Machinery, in substantially the form and substance set forth in Exhibit 2.12(d) attached hereto. If, on or prior to the Closing (unless extended by mutual agreement of the parties), IDI has not been legally constituted as a subsidiary of the Company, with all necessary Lender approvals as to the form, nature, and substance of the proposed IDI Project, the Stipulation and Agreement described herein shall no longer be deemed a condition of the Closing, nor the basis for any claim by Purchasers for recission of their purchase of stock hereunder, for specific performance, or for damages. The parties in their sole discretion, however, may still wish to enter into such Agreement after the closing.

            2.13 Waiver. Any condition specified in this Section 2 may be waived if consented to in writing by Purchasers.

      3. The Closing and Payment. The Closing, contemplated by Section 1.1, will occur, on or before September 10, 1996. The Closing will take place at 10:00 A.M., E.S.T. on such date, at the offices of Barrett & McNagny, 215 East Berry Street, Fort Wayne, Indiana, or at such other place or time or on such other date as may be mutually agreeable to the Company and the Purchasers.

      4.    Restrictions on Transfers; Stockholders Agreement.

            4.1 Restrictions. The SDI Stock constitutes Restricted Securities, and transfer thereof is restricted because of restrictions on transfer imposed by the securities laws. Purchasers agree that the SDI Stock, as Restricted Securities, is only transferable pursuant to (a) public offerings registered under the Securities Act, (b) Rule 144, or Rule 144A or any similar rules then in effect) if such rules are available, (c) Regulation S of the Securities Act or any similar regulations then in effect if Regulation S or such regulations are available, (d) subject to the conditions specified in Section 4.2 below, any other legally available means of transfer pursuant to the Securities Act and any applicable provisions of state securities laws that are consistent, and (e) in any and all events, subject to the transfer restrictions in the Stockholders Agreement, as well as the terms of any "Lock-Up Agreement" entered into between the Company, certain of its stockholders, and the Company's underwriters in connection with any forthcoming registered public offerings of the Company's securities. If requested by the Company, Purchasers agree to execute such a Lock-Up Agreement that will provide that Purchasers shall not sell any of their SDI Stock for one hundred eighty (180) days after the effective date of the Registration Statement for the initial public offering of the Common Stock of the Company and shall contain such other reasonable terms and conditions customarily requested by the underwriters on similar transactions.


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            4.2 Procedure for Transfer. Subject to such other restrictions on transfer as are set forth in the Stockholders Agreement or in any Lock-Up Agreement, in connection with any transfer of any Restricted Securities Purchasers will deliver written notice to the Company, describing in reasonable detail the proposed transfer, together with an opinion of counsel knowledgeable in securities law matters, and in form and content satisfactory to counsel for the Company, to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act or under applicable state securities laws. In addition, if Purchasers deliver to the Company an opinion of such counsel, in form and substance reasonably satisfactory to the Company, that subsequent transfer of such Restricted Securities by Purchasers may be freely made without restriction under the Securities Act, the Company will promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 4.3; provided, however, if any securities laws holding periods are applicable, such holding periods shall have passed.

            4.3 Restrictive Transfer Legend. Purchasers agree that the certificates evidencing the SDI Stock will bear the following legend disclosing the transfer restrictions set forth herein:

            NOTICE OF RESTRICTIONS ON TRANSFER

            THESE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933 OR UNDER APPLICABLE STATE SECURITIES LAWS, HAVING BEEN OFFERED AND SOLD PURSUANT TO ONE OR MORE EXEMPTIONS THEREUNDER THAT LIMIT FURTHER TRANSFER OR DISPOSITION. ACCORDINGLY, THESE SHARES MAY NOT BE FURTHER TRANSFERRED WITHOUT REGISTRATION, UNLESS, IN THE OPINION OF THE COMPANY'S COUNSEL, SUCH TRANSFER MAY BE EFFECTED IN A TRANSACTION CONSISTENT WITH SUCH EXEMPTIONS.

            TRANSFER OF THESE SHARES IS FURTHER RESTRICTED BY THE TERMS OF A STOCKHOLDERS AGREEMENT AND A REGISTRATION AGREEMENT, BOTH DATED AS OF JUNE 30, 1994, AND BOTH AS AMENDED, COPIES OF EACH OF WHICH ARE ON FILE AT THE OFFICES OF THE COMPANY IN BUTLER, INDIANA.

            4.4 Transferee. Upon request of the Purchasers, the Company shall promptly supply to the Purchasers or their prospective transferee all information required to be delivered in connection with a transfer pursuant to Rule 144A.


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            4.5 Legend Removal. If any Restricted Securities become eligible for sale pursuant to Rule 144(k) promulgated under the Securities Act, the Company will promptly upon the request of the Purchasers deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 4.3 of this Agreement.

      5.    Representations, Warranties, and Covenants of the Company.

      The Company hereby represents and warrants to the Purchasers that, as of the Closing, and, except as otherwise stated herein:

            5.1 Organization, etc. Each of the Company, Steel Dynamics Sales Corp., Inc. ("SDSCI"), Steel Dynamics, Inc. ("SDI") (SDI, together with the Company and SDSCI are referred to collectively as the "Companies") is a corporation duly organized and validly existing under the laws of the State of Indiana and, at the Closing (the "Closing"), will be qualified to do business as a foreign corporation in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations, business or prospects of the Companies, as applicable. At the Closing, the Companies will possess all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on their respective businesses as now conducted and presently proposed to be conducted (other than licenses, permits and authorizations required for the physical construction, permitting and operation of any of the Company's physical plant, facilities, project, or equipment) and to carry out the transactions contemplated by this Agreement.

            5.2   Capital Stock and Related Matters.

            (a) As of the date hereof, the authorized capital stock of the Company will consist of 10,000,000 shares of Class A or plain (without a class reference) voting Common Stock ("Common Stock"), par value $0.01 per share, and may still consist of 500,000 shares of Class B non-voting Common Stock, par value $0.01 per share.

            (b) Except as set forth on the "Capitalization Schedule" attached hereto as Schedule 5.2(b), as of the Closing, the Company will have no outstanding stock or securities convertible or exchangeable for any shares of its capital stock, nor will it have outstanding any rights or options to subscribe for or to purchase any capital stock or any stock securities convertible into or exchangeable for any capital stock. The Capitalization Schedule accurately sets forth the following information as of the Closing with respect to all outstanding options and rights to acquire the capital stock of the Companies: the holder, the number of shares covered, the exercise price and the expiration date, if applicable. As of the Closing, except as contemplated by this Agreement, the Company will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock or to


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      make any payment in respect of any of the foregoing, except pursuant hereto, pursuant to the Stockholders Agreement or as set forth on the Capitalization Schedule or in the Articles of Incorporation, as amended.

            (c) As of the date of this Agreement (i) the authorized capital stock of SDSCI will consist of 10,000 shares of Class A Common Stock, par value $.01 per share, and (ii) SDSCI will have issued and there will be outstanding 100 such shares, owned entirely by the Company.

            (d) As of the date of this Agreement (i) the authorized capital stock of SDI will consist of 10,000 shares of Class A Common Stock, par value $.01 per share, and (ii) SDI will have issued and there will be outstanding 100 such shares, all of which will be owned by SDSCI.

            (e) As of the Closing, (i) the outstanding Common Stock of the Company, or rights to acquire the same, will be held exclusively by the persons and in the amounts set forth on the Capitalization Schedule, the outstanding common stock of Sales Dynamics Sales Corp., Inc., if it continues to exist, will be held exclusively by the Company, the outstanding common stock of Steel Dynamics, Inc. will be held exclusively by Steel Dynamics Sales Corp., if it continues to exist, or by the Company, and (ii) other than the matters disclosed on the Capitalization Schedule, none of the Companies will have any commitment to issue shares of its capital stock, or any rights or options to subscribe for or purchase any capital stock. As of the Closing, all of the outstanding shares of the Companies' capital stock will have been duly authorized, validly issued, fully paid, and nonassessable.

            (f) As of the Closing, there will be no statutory and no unwaived contractual shareholder preemptive rights or rights of refusal with respect to the issuance of the SDI Stock to Purchasers hereunder, except as described in Schedule 5.2(f) attached hereto. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the SDI Stock hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's shareholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except as set forth in the Stockholders Agreement and the Registration Agreement, each as amended.

            (g) As of the Closing, upon the issuance of the SDI Stock to the Purchasers, the receipt of the stock certificate(s) for the SDI Stock and the payment of the purchase price for the SDI Stock, the Purchasers shall receive good and marketable title to the SDI Stock, free and clear of all Liens.

            5.3 Subsidiaries; Investments. Other than Steel Dynamics Sales Corp., Inc., which may or may not continue to exist at Closing, and other than Steel Dynamics, Inc.,


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      which may prior or subsequent to Closing merge with and into the Company or may be the survivor of a merger of the Company into it, the Company does not currently have any Subsidiaries. IDI may become a wholly-owned subsidiary of Steel Dynamics, Inc. or the Company after closing. Save for its $1,000,000 investment in Qualitech Steel Corporation, the Company does not own or hold the right to acquire any shares of stock or any other security or interest in any other Person.

            5.4 Authorization; No Breach. The execution, delivery and performance of this Agreement, the Registration Amendment No. 3, and the S/H Amendment No. 3, and all other agreements and transactions contemplated hereby and thereby to which the Company is a party, have been duly authorized by the Company. This Agreement, the Registration Amendment No. 3, and the S/H Amendment No. 3, and all of the other agreements contemplated hereby and thereby to which the Company is a party, each constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as any of them may be affected by laws relating generally to the enforcement of creditors' rights and general principles of equity. The execution and delivery by the Company of this Agreement, the Registration Amendment No. 3, and, subject to Lender approval, the S/H Amendment No. 3, and all other agreements and instruments contemplated hereby to be executed by the Company, the offering, sale and issuance of the SDI Stock, and the fulfillment of and compliance with the respective terms hereby and thereof by the Company, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of (b) constitute a default under, (c) result in the creation of any Lien upon the Company's capital stock or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or other action by or notice to any court or administrative or governmental body (other than in connection with certain state and federal securities laws) pursuant to, the Articles of Incorporation, as amended, or By-Laws, as amended, or any law, statute, rule, regulation, instrument, order, judgment or decree to which the Company is subject or any agreement or instrument to which the Company is a party.

            5.5 Conduct of Business; Liabilities. Attached hereto as Exhibit 5.5 is an audited consolidated balance sheet of the Companies as at December 31, 1995 (the "Balance Sheet") and an unaudited Balance Sheet as at July 27, 1996 (the "Unaudited Balance Sheet"). Both the Balance Sheet and Unaudited Balance Sheet are accurate and complete in all material respects, are consistent with the books and records of the Companies (which, in turn, are accurate and complete in all material respects), and have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied. Except as set forth on the "Liabilities Schedule" attached hereto as Schedule 5.5, none of the Companies, as of the date hereof, have any material obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Companies, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the date hereof, or any action or inaction at or prior to the date hereof, other than: (a) liabilities set forth on the Balance Sheet (including any


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
      notes thereto), (b) liabilities and obligations which have arisen after the date of the Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit), (c) other liabilities, obligations, or claims expressly disclosed in the other Schedules to this Agreement and (d) matters that, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on the condition of the Companies taken as a whole.

            5.6 Financial Statements and Absence of Material Adverse Changes. The Companies' consolidated financial statements dated as of December 31, 1995 attached hereto, fairly present the assets and liabilities of the Companies as of December 31, 1995, and the results of operations of the Companies for the period ending December 31, 1995, in accordance with U.S. generally accepted accounting principles applied on a basis consistent with prior periods. Since December 31, 1995, there has been no material adverse change in the business or prospects of the Companies.

            5.7   Intellectual Property Rights.

            (a) The Company neither owns nor has applied for any patents, and has applied for a trademark registration for the symbol "SDI." The Companies have the right to use pursuant to a valid license all Intellectual Property Rights necessary for the operation of the business of the Companies, as presently proposed to be conducted, free and clear of all Liens, and the loss or expiration of any such Intellectual Property Right or related group of Intellectual Property Rights used by the Company would not reasonably be expected to have a material adverse effect on the conduct of the business of the Company, and no such loss or expiration is, to the best of the Company's knowledge, threatened or pending.

            (b) (i) The Companies own all right, title and interest in and to or have the legal, valid and enforceable right to use the Intellectual Property Rights they are using or plan to use, free and clear of all Liens, (ii) the Companies have not received any claims or demands asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and, to the best of the Company's knowledge, there are no valid grounds for the same (iii) except noted in Section 5.8, none of the Companies have received any notices of, and neither is aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Companies license any rights from a third party), (iv) to the best of the Company's knowledge, the conduct of the business of the Companies currently proposed to be conducted, will not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons and (v) to the best of the Company's knowledge, the Intellectual Property Rights owned by or licensed to the Companies or currently proposed to be used by the Companies, have not been infringed, misappropriated or conflicted by other Persons.


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            5.8 Litigation. Except as set forth on the Litigation Schedule attached hereto as Schedule 5.8, there are no claims, actions or proceedings instituted, pending or, to the best of the Company's knowledge, threatened against or affecting the Companies (or to the best of the Company's knowledge, instituted, pending or threatened against or affecting any of the officers, directors or employees of the Company with respect to their businesses or proposed business activities), at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any of the foregoing with respect to the transactions contemplated by this Agreement); to the best of the Company's knowledge, none of the Companies are subject to any governmental investigations or inquiries (including, without limitation, inquiries as to the qualification to hold or receive any license or permit); and, to the best of the Company's knowledge, there is no valid basis for any of the foregoing. None of the Companies is subject to any judgment, order or decree of any court or other governmental agency, and none of the Companies has received any opinion or memorandum or legal advise from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

            5.9 Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Companies.

            5.10 Governmental Consent. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or by the Companies of the other agreements contemplated hereby, or the consummation by the Companies of any other transactions contemplated hereby or thereby.

            5.11 Hart-Scott Rodino. Either (a) no filing is or was required to be made by the Company with the Federal Trade Commission (the "FTC") or the Antitrust Division of the United States Department of Justice (the "DOJ") pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, with respect to the transactions contemplated hereby or
      (b) if such filing was required to be made by the Company, such filing has been made and all required waiting periods with respect thereto have expired or been terminated without comment or notice from the FTC or the DOJ.

            5.12 Insurance. The "Insurance Schedule" attached hereto as Schedule 5.12, contains a description of each insurance policy maintained by the Companies with respect to its properties, assets and business, and each such policy is in full force and effect as of the Closing. None of the Companies are in material default with respect to its obligations under any insurance policy maintained by it. Except as set forth on the Insurance Schedule, none of the Companies has any self-insurance programs.

            5.13 Employees. The Company is not aware that any executive or key employee of the Companies or any group of employees of the Companies has any plans to terminate employment with the Company. The Companies have complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes). Except as set forth on the "Employees Schedule" attached hereto as Schedule 5.13, none of the Companies, or, to the best of the Companies' knowledge, any of their employees, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Companies, except for agreements between the Companies and its present and former employees.

            5.14 Compliance with Law. None of the Companies has violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations, business or prospects of the Companies, and the Company has not received notice of any such violation. None of the Companies is subject to any clean up liability, or has reason to believe it may become subject to any clean up liability, under any federal, state or local environmental law, rule or regulation.

            5.15  This section has intentionally been left blank.

            5.16  This section has intentionally been left blank.

            5.17 Disclosure. To the best of the Companies' knowledge, neither this Agreement nor any of the exhibits, schedules or attachments hereto, nor any written statements, documents, certificates or other items delivered at the Closing to the Purchasers by or on behalf of the Company with respect to the transaction contemplated hereby, contain any untrue statement of a material fact; provided that with respect to the financial projections furnished to the Purchasers by the Companies, the Companies represent and warrant only that such projections were prepared in good faith based upon assumptions reasonably believed by the Companies to be reasonable and fair as of the date the projections were prepared in the context of the Companies' history and current and reasonably foreseeable business conditions. There is no fact which the Companies have not disclosed to the Purchasers in writing and of which the Companies are aware (other than general economic conditions) and which has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, customer or supplier relations, employee relations, business or prospects of the Companies.

            5.18 No Registration. Assuming the truth and accuracy of the representations set forth in Section 6 and in the Investment Letter attached hereto as Exhibit 5.18, to be delivered to the Company in connection herewith, the offer and sale of the SDI Stock pursuant to the terms hereof are not required to be registered under the Securities Act or any state securities laws.

      6. Purchasers' Representations and Warranties. Purchasers hereby represent and warrant to the Companies that:

            6.1 Organization, etc. Purchasers are corporations, duly formed or organized, validly existing and in good standing under the laws of the jurisdiction of their organization or formation, with full authority to engage in this transaction. Purchasers possess all requisite power and authority to own the SDI Stock and to carry out the transaction contemplated by this Agreement.

            6.2 Authorization; No Breach. The execution, delivery and performance of this Agreement, the Registration Amendment No. 3 and the S/H Amendment No. 3, and all other agreements and transaction contemplated hereby and thereby to which Purchasers are a party, have been duly authorized by Purchasers. This Agreement, the Registration Amendment No. 3, and the S/H Amendment No. 3, and all other agreements and transactions contemplated hereby and thereby, to which agreements Purchasers are a party, each constitute a valid and binding obligation of Purchasers, enforceable against Purchasers in accordance with its terms, except as any of them may be affected by laws relating generally to the enforcement of creditors' rights and general principles of equity. The execution and delivery by Purchasers of the agreements to be performed hereunder, and the fulfillment of and compliance with the respective terms hereof and thereof by Purchasers, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, or (c) result in a violation of, Purchasers' organizational documents or any law, statute, rule, regulation, instrument, order, judgment or decree to which Purchasers are subject or any agreement or instrument to which Purchasers are a party.

            6.3 Hart-Scott-Rodino. Either (a) no filing is or was required to be made by Purchasers with the FTC or the DOJ pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, with respect to the transactions contemplated hereby or (b) if such filing was required to be made by the Company, such filing has been made and all required waiting periods with respect thereto have expired or been terminated without comment or notice from the FTC or the DOJ.

            6.4 Investment Letters. This Agreement is made in reliance upon Purchasers' representations to the Company, which by Purchasers' execution hereof Purchasers hereby confirms, that the SDI Stock issuable to Purchasers hereunder is being acquired solely for investment, for Purchasers' own accounts, not as nominees or agents, and not with a view to the resale or distribution of any part thereof, and that Purchasers have no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchasers further represent that Purchasers do not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person or to any third person with respect to any of the SDI Stock that is the subject of this Agreement. Purchasers have executed and delivered to the Companies separate Investment Letters containing additional representations, warranties and covenants, in the form attached as Exhibit 5.18 attached hereto, upon which the Companies are relying in entering into and performing its obligations under this Agreement. Purchasers, after conducting its due diligence investigation and analysis of the Company, believe that it has received all of the information it considers necessary or appropriate for in arriving at its decision whether to purchase the SDI Stock described herein, and Purchasers acknowledge that they have had an opportunity to ask questions and receive answers from the Company regarding the Companies; provided, however, that nothing herein shall limit, negate, or modify the Company's representations and warranties to Purchasers referenced in this Agreement or the Purchasers' right to rely thereon.

      7. Relationship of IDI and IDI Project to Sale of Stock; Use of Proceeds. While the Company presently intends to use all or part of the proceeds of this sale of SDI Stock to Purchasers in connection with an aggregate equity investment of approximately $20,000,000-$25,000,000 in the IDI Project, Purchasers acknowledge and agree that, if IDI is not legally constituted as a wholly-owned subsidiary of the Company, or if the IDI Project is not consummated, for whatever reason, including (but not limited to) a lack of adequate debt financing, or if there is a failure to consummate any of the proposed agreements described in Section 2.12(a), 2.12(c), or 2.12(d) or if the IDI Project does not require the amount of the proposed equity investments by the Purchasers set forth in Section 1, the Company has the complete right, power, and authority to use these proceeds, for any business purpose it deems necessary or appropriate, including working capital, and there are no restrictions placed upon the use of these proceeds by Purchasers. All decisions concerning the deployment of these resources, including the design, configuration, equipment or technology to be employed in its operations, or concerning Company investments and/or capital commitments in connection with other technologies, shall remain the exclusive province of the Company's and/or, if IDI becomes a wholly-owned subsidiary, the IDI's Board of Directors. Purchasers specifically acknowledge and agree that their purchase of SDI Stock hereunder is not conditioned or dependent upon the ultimate realization or successful operation of the IDI Project, the organization of an IDI subsidiary, the performance or realization of any of the agreements described in Sections 2.12(a), 2.12(c), 2.12(d), or any other aspect of the IDI Project, nor shall Purchasers have any claim for rescission or for damages in the event that the IDI Project does not go forward, is abandoned, or is not successful, or that any of the foregoing agreements are not consummated.

      8. Conditions of the Company's Obligations at the Closing. The obligation of the Company to perform its obligations at the Closing is subject to the satisfaction as of the Closing of the following conditions:

            8.1 Representations and Warranties; Covenants. The representations and warranties of the Purchasers contained in Section 6 hereof shall be true and correct in all material respects at and as of the Closing as though then made.

            8.2 Opinion of Counsel. The Company shall have received an opinion of counsel to Purchasers substantially in the form and substance set forth in Exhibit 8.2 attached hereto and reasonably satisfactory to the Company.

            8.3 Investment Letters. The Company shall have received from Purchasers the Investment Letters referenced in Section 6.4 hereof.

            8.4 Stockholder Approvals and Consents. All requisite Stockholder votes, approvals, and consents prescribed by the Stockholders Agreement, including but not limited to the approval of not less than seventy percent (70%) of the Company's existing stockholders, excluding Purchasers, and including waivers by existing stockholders and Warrant Holders, with respect to the SDI Stock, of their limited preemptive rights thereunder, shall have been secured.

            8.5 Stockholders Agreement. The Company, the Purchasers, the Bain Group, GECC, the Whitney Group, Heavy Metal, Keylock, Mazelina, Low Cost, Preussag, the Subdebt Group, and the Management Group, as those persons are identified and described in the Stockholders Agreement; shall have entered into the S/H Amendment No. 3, in substantially the form and substance set forth in Exhibit 2.3D attached hereto, adding Purchasers as a party thereto but without giving Purchasers the right to designate a representative to the Company's Board of Directors, and the S/H Amendment No. 3 shall not have been rescinded or materially amended or modified.

            8.7 Registration Agreement. The Company, the Purchasers, the Bain Stockholders, GECC, Heavy Metal, the Keylock Stockholders, the Whitney Stockholders, Preussag, the Management Stockholders, and the Warrant Holders, as those persons are identified and described in the Registration Agreement, shall have entered into the Registration Amendment No. 3, in substantially the form and substance set forth in Exhibit 2.4D attached hereto, adding Purchasers as a party thereto, and, inter alia, with respect to the SDI Stock sold to Purchasers hereunder, granting Purchasers certain limited rights which shall not become effective until six (6) months after the Closing.

      9.    Covenants of the Company

            (a) From and after the date hereof and until the provisions of this
      Section 9 cease to be effective, if and when the Company constitutes IDI as a wholly-owned subsidiary, and subject to the provisions of Section 7, the Company shall vote its shares of stock in IDI and shall take all other necessary action within its control so that:

                  (i) The authorized number of directors on the Board of
            Directors of IDI shall be established at five (5) directors;

                  (ii) Two (2) representatives designated by the Purchasers
            shall be elected to IDI's Board of Directors and the remaining three
            (3) members of the Board of Directors shall be designated by the Company;

                  (iii) In the event any representative designated by the
            Purchasers for any reason ceases to serve as a member of the Board during his or her term office, the resulting vacancy on the Board shall be filled by a representative designated by the Purchasers; and

                  (iv) The Company and the Purchasers shall each be entitled to designate an alternate to serve and function as a director in place of a primary director with full voting and other rights of the primary director in the event the primary director is unavailable.

            (b) The Board of Directors of IDI shall act in all matters by simple majority vote, including the hiring or retention or supervision of all senior management.

            (c) IDI shall reimburse each director of IDI for travel, food and lodging expenses or other out-of-pocket costs incident to their attendance at meetings of the Board of Directors of IDI or otherwise in connection with their service as members of the Board.

            (d) IDI's Board of Directors will appoint IDI's officers, who may include one or more persons who is (and may concurrently remain) an executive officer and/or employee of the Company or one of its affiliates.

            (e) The provisions of this Section 9 shall terminate automatically and be of no further force and effect upon the earlier of (i) the fifth anniversary of the date of the start-up or the commencement of the operation of the facility contiguous to the Company's mini-mill in Butler, Indiana in connection with the IDI Project, or (ii) the liquidation or dissolution of IDI.

      10.   Definitions.

      "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

      "Common Stock" means the Class A Common.

      "Companies" shall mean Steel Dynamics Holdings, Inc., SDSCI, if it continues to exist, and SDI.

      "IDI" means, if it is constituted as a subsidiary corporation, an Indiana corporation and a wholly-owned subsidiary of either the Company or SDI.

      "IDI Project" means the design, and development, and construction of a facility, partly or entirely contiguous to the Company's mini-mill in Butler, Indiana, at which IDI will produce, use, and/or sell a coal-based direct reduced iron product suitable for subsequent conversion by the Company into liquid pig iron intended to be used as an alternative iron scrap substitute.

      "Product" means the final or any of the intermediate products produced in the Process, including DRI and liquid pig iron produced from DRI.

      "Process" means the technology involved in all or any portion of a process for producing the Product for use in steelmaking, with the raw materials of iron ore fines and the reductant of coal, including (1) milling and pelletizing the iron ore and coal with binder, (2) utilizing a rotary hearth furnace for production of DRI from the pellets, (3) utilizing a submerged arc furnace or electric arc furnace for producing liquid pig iron from the DRI, and (4) utilizing a desulfurizing facility and related equipment to charge the liquid iron into an electric arc furnace.

      "DRI" means direct reduced iron.

      "Intellectual Property Rights" means all (a) patents, patent applications, patent disclosures and inventions, (b) trademarks, service marks, trade names, logos and corporate names and registrations and applications for registration thereof, together with all of the goodwill associated therewith, (c) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (d) computer software, data, data bases and documentation thereof, (e) trade secrets and other confidential information (including, without limitations, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (f) other intellectual property rights and
(g) copies and tangible embodiments thereof (in whatever form or medium, including, without limitation, negatives, plates and video and film masters).

      "Liens" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against any of the Companies or any Affiliate thereof, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to any of the Companies under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

      "Officer's Certificate" means a certificate signed by the Company's president or its chief financial officer, stating that (a) the officer signing such certificate has made or has caused to be made such investigations as are reasonably necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (b) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

      "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

      "Restricted Securities" means the Common Stock issued hereunder and any securities issued with respect to such Common Stock by way of any stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities will cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144 or Rule 144A (or any similar rules then in effect), or (c) been otherwise transferred and new securities for them not bearing the Securities Act legend set forth in Section 4.3 of this Agreement have been delivered by the Company. Whenever any particular securities cease to be Restricted Securities, the holder thereof will be entitled to receive from the Company, without expense, new securities of like tenor not bearing the Securities Act legend of the character set forth in Section 4.3 of this Agreement.

      "Rule 144" means Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, as such rule may be amended from time to time, or any similar rule then in force.

      "Rule 144A" means Rule 144A promulgated by the Securities and Exchange Commission under the Securities Act, as such rule may be amended from time to time, or any similar rule then in force.

      "Securities Act " means the Securities Act of 1933, as amended, or any similar federal law then in force.

      "Securities and Exchange Commission" includes the United States government agency of that name and any governmental body or agency succeeding to the functions thereof.

      "Warrant Holders" means the holders of warrants to purchase shares of Common Stock issued pursuant to the Subordinated Loan Agreement.

      11.   Miscellaneous.

            11.1 Remedies. The holders of the SDI Stock acquired hereunder (directly or indirectly) will have all of the rights and remedies set forth in this Agreement and the Articles of Incorporation, as amended, and all of the rights and remedies which such holders have been granted at any time under any other agreement or contract, and all of the rights and remedies which such holders have under any law. A party to this Agreement will be entitled to enforce its rights under any provision of this Agreement, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law or equity.

            11.2 Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provisions hereof shall be effective against the Company or the Purchasers unless such modification, amendment or waiver is approved in writing by the person against which such modification, amendment or waiver is intended to be enforced. The failure of any party to enforce any provision of this Agreement or under any agreement contemplated hereby or under the Articles of Incorporation, as amended, or the By-Laws, as amended, shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement, any agreement referred to herein, the Articles of Incorporation, or the By-Laws, in accordance with their terms.

            11.3 Confidentiality. Purchasers will treat and hold as such all of the Confidential Information, as that term is defined in Paragraph 10 of the Letter of Intent between Purchasers and the Company, dated July 19-22, 1996, which terms are deemed incorporated herein by reference, and will refrain from using any of such Confidential Information except in connection with this Agreement. The term Confidential Information does not include information that (i) at the time of disclosure to the Purchasers, is generally available to the public, (ii) was available to the Purchasers on a non-confidential basis prior to its disclosure to the Purchasers or
      (iii) becomes available to the Purchasers on a non-confidential basis from a third party, provided that such third party is not breaching an obligation of confidentiality to the Company. If for any reason the Closing does not take place on or before the date set forth in Section 3, Purchasers will deliver promptly to the Company or, at the request and option of the Company, will destroy all tangible embodiments and all copies of Confidential Information which are in its possession as a result of its examination of financial statements, reports, and other materials submitted or made available by the Company during the course of Purchasers' examinations, inspections, or due diligence work, unless such information loses its status as Confidential Information as provided in this Section 11.3. Purchasers may, however, disclose such Confidential Information to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with this transaction, as well as to any prospective Affiliate, shareholder, partner, or subsidiary of Purchasers, so long as that person agrees in writing to be bound by the provisions thereof. In the event that Purchasers are requested or required

      (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Purchasers will notify the Company promptly of the request or requirement, so that the Company may seek an appropriate protective order or, waive compliance with the provisions of this Section 11.3. If, in the absence of a protective order or the receipt of a waiver hereunder, Purchasers, on the advice of counsel, are compelled to disclose any Confidential Information to any tribunal or risk liability for contempt, Purchasers may disclose the Confidential Information to the tribunal, provided that it use its reasonable best efforts to obtain an order or other assurance, at the Company's request, that confidential treatment be accorded to such portion of the Confidential Information required to be disclosed as the Company shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

            11.4 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement, regardless of any investigation made by the Companies or by Purchasers or on their behalf.

            11.5  Successors and Assigns.

            (a) Except as otherwise expressly provided herein, all agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not, so long as such successors and assigns execute a counterpart hereof. In addition, the provisions of this Agreement which are for Purchasers' benefit as the purchaser or holder of SDI Stock, are also for the benefit of and enforceable by any subsequent Permitted Transferee of such Purchasers' SDI Stock.

            (b) If a sale, transfer, assignment or other disposition of any shares of SDI Stock is made in accordance with the provisions of this Agreement to any Person and such shares remain Restricted Securities immediately after such disposition, such Person shall, at or prior to the time such shares are acquired, execute a counterpart of this Agreement with such modifications thereto as may be necessary to reflect such acquisition, and such other documents as are necessary to confirm such Person's agreement to become a party to, and to be bound by, all covenants, terms and conditions of this Agreement, the S/H Amendment No. 3 and the Registration Amendment No. 3.

            11.6 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

            11.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

            11.8 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            11.9 Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Indiana, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Indiana or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Indiana.

            11.10 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or received by certified mail, postage prepaid and return receipt requested, or sent by guaranteed overnight courier service, charges prepaid. Notices, demand and communications will be sent to Purchasers at the address indicated below:

            Notices to Purchasers:
            Sumitomo Corporation of America
            Attention:  Kei Kato
            2750 USX Tower
            600 Grant Street
            Pittsburgh, PA 15219-2751
            Telephone:  (412) 391-9672
            Fax:  (412) 391-9756

            Sumitomo Corporation
            Attention:  Tsunehiro Ichiki
            Josuika Building
            2-1-1 Hitotsubashi
            Chiyodo-ku
            Tokyo, 101, Japan
            Telephone:  011-03-3237-3180
            Fax:  011-03-3237-3179

            With Copy To:
            Paul K. Risko
            Sidley & Austin
            875 Third Avenue
            New York, NY 10022
            Telephone:  (212) 906-2000
            Fax:  (212) 906-2021

      or to the Company at the address indicated below:

            Notices to the Company:
            Steel Dynamics Holdings, Inc.
            4500 County Road 59
            Butler, IN  46721
            Telephone:  (219) 868-8000
            Fax:  (219) 868-8055
            Attention:  Keith E. Busse

            With a Copy to:
            Mr. Robert S. Walters
            Barrett & McNagny
            215 East Berry Street
            P.O. Box 2263
            Fort Wayne, IN  46801-2263
            Telephone:  (219)  423-9551
            Fax:  (219)  423-8924

      or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

            11.11 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement shall bear its own expenses in connection with the negotiation, execution, delivery and enforcement hereof.

            11.12 Entire Agreement. Except as otherwise expressly set forth herein, and except as provided for in Paragraphs 7(c) and 10 of the Letter of Intent between the Company and Purchasers, dated July 19-22, 1996, to the extent previously incorporated herein, which shall continue to apply in all events, this Agreement and any other agreement or instrument executed in connection herewith or expressly referred to herein embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement on the day and year first above written.

                                    STEEL DYNAMICS HOLDINGS, INC.


                                    By: /s/ Keith E. Busse
                                        --------------------------------------
                                    Title:
                                           -----------------------------------


                                    SUMITOMO CORPORATION OF AMERICA
                                    PITTSBURGH OFFICE


                                    By: /s/ Masahiko Nakagawa
                                        ---------------------------------------
                                    Title: Senior Vice President
                                           ------------------------------------
                                           & General Manager
                                           ------------------------------------

                                    SUMITOMO CORPORATION


                                    By: /s/ Tsunehiro Ichiki
                                        ---------------------------------------
                                    Title: Director, Iron & Steel Raw Materials
                                           ------------------------------------
                                           Iron & Steel Division No. 1
                                           ------------------------------------


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